Exhibit 10.4

PROFESSIONAL SERVICES

BETWEEN:	Rainmaker Worldwide Inc.
4625 Nevso Drive
Las Vegas, Nevada
89103 United States
(hereinafter referred to as the “CUSTOMER”)

AND:	Kawartha Entertainment Group Inc.
286 George Street, North
Peterborough, Ontario K9J 3H2
Canada
(hereinafter referred to as “VENDOR”)

(CUSTOMER and VENDOR hereinafter collectively referred to as the “Parties”)

PREAMBLE

WHEREAS CUSTOMER wishes to retain the services of VENDOR for the purpose of performing certain services described below;

WHEREAS the VENDOR, for good and valuable consideration, agrees to provide CUSTOMER the services described below;

WHEREAS the Parties wish to confirm their agreement in writing;

WHEREAS the Parties are duly authorized and have the capacity to enter into and execute this Agreement;

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.00 PREAMBLE

The preamble forms an integral part of this Agreement.

2.00 SCOPE

2.01 Services

VENDOR undertakes to provide CUSTOMER the services further described in the specifications agreed to in Schedule A of this Agreement (hereafter referred to as the “Specifications”).

3.00 CONSIDERATION

3.01 Price

With respect to the services to be provided, the CUSTOMER shall pay VENDOR the price indicated in the Specifications, plus any applicable taxes.

3.02 Billing

VENDOR shall send all invoices to CUSTOMER’s address indicated in the Specifications or to any other address CUSTOMER may communicate to VENDOR following the signing of this Agreement.

3.03 Terms and Conditions of Payment

The price is payable by CUSTOMER to VENDOR according to the terms and conditions of payment indicated in the Specifications.

4.00 SPECIAL PROVISIONS

4.01 Parties’ Representatives

Each party acknowledges that the person appointed in the Specifications (or any substitute following a notice sent to the other party to that effect) represents that party and has full power to act, make decisions, and give the required authorizations with respect to the execution of this Agreement.

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4.02 CUSTOMER’s Obligations

CUSTOMER undertakes and binds himself towards VENDOR as follows:

a) CUSTOMER shall collaborate with VENDOR and provide all the required information, data, documentation, consents and directives necessary to ensure the execution of the Services to be provided;

c) CUSTOMER may not transfer to a third party any of his rights under this Agreement without the prior written consent of VENDOR;

d) CUSTOMER shall pay VENDOR for the Services and for any additional services that he may request after the signing of this Agreement, according to the terms and conditions of payment stated in the Specifications.

4.03 VENDOR’S Obligations

VENDOR undertakes and binds himself towards CUSTOMER as follows:

a) VENDOR shall use its best efforts to carry out the terms of this agreement and will provide the services of qualified personnel as well as back-up personnel, whenever the need arises;

b) VENDOR shall perform the services with care, skill, diligence and efficiency, and as further described in Schedule B of this Agreement (hereafter referred to as the “General conditions”);

4.04 Intellectual Property

All of the CUSTOMERS’ Trademarks are the exclusive property of the CUSTOMER and the CUSTOMER grants the VENDOR the right to us these Trademarks for the sole purpose of delivering this contract. Any modifications, invention, discovery or improvement conceived by the VENDOR personnel within the framework of the present contract shall be the property of the VENDOR. VENDOR shall grant the CUSTOMER a license for the use of any patents, copyrights or proprietary claims arising from such discoveries which will be irrevocable, world-wide, non-exclusive, non-transferable and free from any encumbrances limited to its use according to the needs of the CUSTOMER.

4.05 Confidentiality and Non- Disclosure

VENDOR acknowledges that some information elements provided and to be provided by CUSTOMER are, or may be, of considerable strategic importance to the latter and therefore become a trade secret for the purposes of this Agreement. Consequently, VENDOR binds himself towards CUSTOMER:

a) to keep confidential and not disclose the information elements;

b) to take and implement all appropriate measures to maintain the confidential nature of the information elements;

c) not to communicate, transmit, exploit, or otherwise make use of the information elements for his own account or for that of a third party;

d) to take all appropriate measures to ensure that VENDOR’s partners, shareholders, directors, representatives, agents, mandatories, managers, employees and persons with whom he may be associated, maintain the confidential nature of the information elements, for and to the exclusive benefit of CUSTOMER.

4.06 Commitment Not to Solicit Employees

Each party binds himself not to solicit, hire, employ or otherwise retain the services, directly or indirectly, of any employee of the other party. This commitment is valid for the term of this Agreement and for a period of twelve (12) months following its termination. If a party fails to fulfill this obligation, it shall immediately pay to the other party, as a penalty, a sum equivalent to six (6) months of that employee’s salary at the time of default.

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4.07 Useful Information

CUSTOMER acknowledges that VENDOR provided him with all useful information concerning the Services to be provided, before the signing of this Agreement.

4.08 Means of Execution

Save and except for the fulfillment of the obligations stated in the Specifications, VENDOR is free to choose how he will execute this Agreement and he is not in any way subordinated to CUSTOMER as to the means of execution of this Agreement.

4.09 Subcontracting

Unless otherwise agreed upon by the parties, VENDOR may only employ the person identified in the Schedule A to carry out this Agreement.

4.10 Additional Services

If CUSTOMER requests additional services from VENDOR and the latter agrees, a change request in relation to the said additional services shall be prepared by VENDOR and signed by CUSTOMER.

4.11 Warranty

VENDOR’s sole warrantee is that it shall take all reasonable measures to ensure that it’s Services are performed in an efficient and professional manner, according to generally recognized industry standards and according to Specifications.

4.12 Limitation of Liability

Save and except for a serious fault on his part, VENDOR shall not be liable towards CUSTOMER for any fault and ensuing damages loss of profit or loss of business opportunities, whether direct or indirect, resulting from the performance of the Services by the VENDOR;

4.13 Interests

Any amount due to VENDOR shall bear interest at a rate of twelve per cent (12%) annually from the expiry date of the terms of payment.

4.14 Rate Modification or Additional Tax

If the rate of any applicable tax changes, or if a new tax is introduced during the term of this Agreement, such rate or such new tax becomes applicable, and the total price shall be adjusted accordingly.

4.15 Cancellation of the Agreement

CUSTOMER or VENDOR may at any time cancel this Agreement upon written notice being given to the other party and received at least thirty (30) days prior to the effective cancellation date. Nevertheless, the CUSTOMER shall remain liable for the payment of the Services and other services provided by VENDOR until the effective cancellation date, without any reduction or remittance.

5.00 GENERAL PROVISIONS

Unless otherwise stated in this Agreement, the following provisions apply.

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5.01 “Force Majeure”

Neither party shall be considered in default of this Agreement if the fulfillment of all or part of its obligations are delayed or prevented due to “force majeure”.

5.02 Severability

If any section, paragraph, or provision (in all or in part) in this Agreement is held invalid or unenforceable, it shall not, in any way, have any effect on any other section, paragraph or provision in this Agreement, nor on the remaining section, paragraph, or provision unless otherwise clearly provided for under this Agreement.

5.03 Notices

Any notice intended for either party is deemed to be validly given if it is done in writing and sent by registered or certified mail, by bailiff, by email or by courier service to such party’s address as stated in this Agreement, or to any other address that the concerned party may have notified in writing to the other party. A copy of any notice sent by e-mail shall also be sent according to one of the above-mentioned delivery modes.

5.04 Headings

The headings in this Agreement are used only for reference and convenience purposes; they do not modify in any manner the significance or the object of the provisions they designate.

5.05 Schedules

Whenever the Schedules of this Agreement are duly initialed by all Parties, they are considered as an integral part of this Agreement.

5.06 Non-Waiver

The apathy, negligence or tardiness of a party to use a right or a recourse provided for under this Agreement shall not, in any case, be considered as a renunciation to such right or recourse.

5.07 Cumulative Rights

All rights mentioned in this Agreement are cumulative and non-alternative. The waiving of a right shall not be interpreted as waiving any other right.

5.08 Entire Agreement

This Agreement constitutes the entire agreement entered into between the Parties. Declarations, representations, promises or conditions other than those stated in this Agreement cannot be construed in any way as to contradict, modify or affect the provisions of this Agreement.

5.09 Amendment

This Agreement cannot be amended or modified except by another written document duly signed by all Parties.

5.10 Non-Transfer

Neither of the Parties shall assign, transfer nor convey, in any way, his rights in this Agreement to any third party without first obtaining the written consent of the other.

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5.11 Computation of Time

In all computations of time periods under this Agreement:

a) the first day of the period shall not be taken into account, but the last one shall be;

b) the non-juridical days i.e. Saturdays, Sundays and public holidays shall be taken into account;

c) whenever the last day is a non-juridical one, the period shall be extended to the next juridical day.

5.12 Currency

The currency used for purposes of this Agreement shall be in USD dollars.

5.13 Governing Law

This Agreement shall be construed and enforced in accordance with the laws in force in the province of Ontario.

5.14 Election of Domicile

The Parties agree to elect domicile in the judicial district of Peterborough, Ontario for the hearing of any claim arising from the interpretation, application, completion, term, validity and effects of this Agreement.

5.15 Numerous Copies

Each copy of this Agreement is considered as an original whenever duly initialed and signed by all Parties, it being understood however that all of these copies refer to the one and same Agreement.

5.16 Successors

This Agreement binds the Parties hereto as well as their respective successors, heirs and assigns.

5.17 Joint and Several Liability

Whenever one of the Parties is constituted of two or more persons, these persons are jointly and severally obligated and liable towards the other party.

5.18 Elapsed Time

Whenever one of the Parties fails to fulfill an obligation under this Agreement within a limited period of time, the mere lapse of time passing by shall constitute a formal notice of default to the said party.

5.19 Language

The Parties hereto have expressly agreed that this Agreement as well as all other documents relating thereto, be drawn up in the English language only. Les parties ont expressement convenu que ce contrat de meme que tous les documents s’y rattachant soient rediges en anglais seulement.

6.00 TERM OF THE AGREEMENT

The term of this Agreement is the one stated in the Specifications.

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7.00 TERMINATION

This Agreement shall terminate in any of the following circumstances:

a) upon the arrival of the date determined in the Specifications;

b) upon a written consent by the Parties;

c) in case of cancellation, as foreseen in this Agreement;

d) in case of bankruptcy, insolvency or business interruption of any of the Parties.

Nevertheless, the termination of this Agreement shall not, as a consequence, affect the rights or obligations of a party, namely those stated in the confidentiality and intellectual property provisions.

8.00 ACKNOWLEDGEMENT BY THE PARTIES

The parties hereby acknowledge that:

a) prior to the drafting of this agreement, due negotiations have taken place between them;

b) this agreement truly and completely defines the agreement reached between them;

c) all and each one of the provisions in this agreement are legible;

d) the understanding of the aforesaid provisions causes no difficulty whatsoever;

e) before signing this agreement, each party had the opportunity to consult a legal adviser;

f) each party has retained a copy of this agreement immediately after it has been signed by all parties.

Date: January 1, 2021

CUSTOMER		VENDOR

Name:	Michael O’Connor	Name:	Catia Skinner
Position:	CEO/Director	Position:	CEO

SCHEDULE “A” - SPECIFICATIONS

1) Parties’ Representatives

●	CUSTOMER’s Representative:		Michael O’Connor
	●	E-Mail Address:	moconnor@rainmakerww.com
	●	Telephone Number:	(647) 700-0014

●	VENDOR’s Representative:		Catia DaSilva
	●	E-Mail Address:	cskinner@megaexperience.ca
	●	Telephone Number:	(705) 243-6989

2) Services

Marketing and communication services.

3) Price

VP Marketing: $100.00 / hr

Video / Graphic Designer: $100.00 / hr

Marketing Coordinator I Copywriter / Social Media: $50.00 / hr,

Minimum monthly retainer of: $2,500.00 billed at the end of the month.

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4) Billing Address

●	_X_	E-mail Address:	kwhite@rainmakerw1w.com
●		Postal Address:
●	_	As stated at the beginning of this Agreement.
●	_	Other (specify):	...............................................

5) Terms and Conditions of Payment

●	Fees for services are payable:
	●		Prior to start date
	●	_X_	Upon reception of invoice
	●	_	Net ............ ( ) days
	●	_	Other (specify):

6) Term of Agreement

●	Services shall be provided by VENDOR beginning on the day of January 2021 and ending no later than the 31st day of December 2021.

SCHEDULE “B” - GENERAL CONDITIONS

1) Quality Control

VENDOR has always placed great priority on quality control. For projects where VENDOR has the major responsibility, our Quality Assurance Methodology will be appropriately applied.

2) Continuity of Personnel

VENDOR guarantees qualified and professional back-up personnel should the need arise.

3) Service Hours

The typical working day consists of 7 hours (35 hours per week) Monday to Friday.

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